UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            PEOPLE'S LIBERATION, INC.
             (Exact Name of Registrant as Specified in Its Charter)


            DELAWARE                                     86-0449546
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                          150 WEST JEFFERSON BOULEVARD
                             LOS ANGELES, CALIFORNIA             90007
                   (Address of Principal Executive Offices)   (Zip Code)

                  PEOPLE'S LIBERATION 2005 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                                  DARRYN BARBER
                      CHIEF FINANCIAL OFFICER AND PRESIDENT
                            PEOPLE'S LIBERATION, INC.
                          150 WEST JEFFERSON BOULEVARD
                          LOS ANGELES, CALIFORNIA 90007
                     (Name and Address of Agent for Service)

                                 (213) 745-2123
          (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                               JOHN MCILVERY, ESQ.
                         STUBBS ALDERTON & MARKILES, LLP
                       15260 VENTURA BOULEVARD, 20TH FLOOR
                             SHERMAN OAKS, CA 91403

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer  [_]                    Accelerated filer          [_]
Non-accelerated filer    [_]                    Smaller reporting company  [X]
(Do not check if smaller reporting company)

                         CALCULATION OF REGISTRATION FEE
===========================================================================================================
     Title of Each Class                        Proposed Maximum       Proposed Maximum         Amount Of
        of Securities          Amount To Be      Offering Price       Aggregate Offering      Registration
       To Be Registered        Registered (1)     Per Share (2)             Price                  Fee
----------------------------- ---------------- -------------------- ---------------------- ----------------
Common Stock ................    2,000,000           $0.37                $740,000               $29.08
===========================================================================================================

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers such additional shares of the Common Stock as may become issuable pursuant to the anti-dilution provisions of the 2005 Stock Incentive Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of securities to be offered or sold pursuant to the 2005 Stock Incentive Plan.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Common Stock on the over-the-counter bulletin board on August 6, 2008.

         PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8 ("REGISTRATION OF ADDITIONAL SECURITIES"), THE REGISTRANT HEREBY MAKES THE FOLLOWING STATEMENT:

         On June 2, 2006, People's Liberation, Inc. (the "Registrant") filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration No. 333-134672)(the "Prior Registration Statement") relating to shares of Common Stock to be issued pursuant to the People's Liberation, Inc. 2005 Stock Plan, as amended (the "Plan"). The Prior Registration Statement is currently effective. This Registration Statement relates to securities (a) of the same class as those to which the Prior Registration Statement relates and
(b) to be issued pursuant to the Plan. The contents of the Prior Registration Statement are incorporated herein by reference.

         THE  FOLLOWING   EXHIBITS  ARE  FILED  AS  PART  OF  THIS  REGISTRATION
STATEMENT:

         5.1      Opinion of Stubbs Alderton & Markiles, LLP.

         23.1     Consent of Grobstein, Horwath & Company LLP

         23.2     Consent  of Stubbs  Alderton  &  Markiles,  LLP  (included  in
                  Exhibit 5.1).

         24.1 Power of Attorney (included as part of the Signature Page of this Registration Statement).

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 11th day of August, 2008.

                                    PEOPLE'S LIBERATION, INC.
                                    (Registrant)

                                    By:  /s/ Colin Dyne
                                         --------------------------
                                         Colin Dyne
                                         Chief Executive Officer

                                POWER OF ATTORNEY

          Each person whose signature appears below constitutes and appoints Colin Dyne and Darryn Barber, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file a new registration statement under Rule 461 or Instruction E of Form S-8 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

SIGNATURE              TITLE                                    DATE
---------              -----                                    ----

/S/ COLIN DYNE         Chief Executive Officer (Principal       August 11, 2008
--------------------     Executive Officer) and Chairman
Colin Dyne               of the Board of Directors


/S/ DARRYN BARBER      Chief Financial Officer and President    August 11, 2008
--------------------     (Principal Financial and Accounting
Darryn Barber            Officer)


/S/ KENNETH WENGROD    Director                                 August 11, 2008
--------------------
Kenneth Wengrod


/S/ SUSAN WHITE        Director                                 August 11, 2008
--------------------
Susan White


/S/ DEAN OAKEY         Director                                 August 11, 2008
--------------------
Dean Oakey

                                  EXHIBIT INDEX



EXHIBIT NO.                        EXHIBIT DESCRIPTION
-----------    -----------------------------------------------------------------

5.1            Opinion of Stubbs Alderton & Markiles, LLP.

23.1           Consent of Grobstein, Horwath & Company LLP

23.2           Consent of Stubbs  Alderton & Markiles,  LLP (included in Exhibit
               5.1).

24.1 Power of Attorney (included as part of the Signature Page of this Registration Statement).